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                                                                  Exhibit 10.2




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                          LIMITED PARTNERSHIP AGREEMENT


                                       OF

                     BRANDYWINE INDUSTRIAL PARTNERSHIP, L.P.










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                        LIMITED PARTNERSHIP AGREEMENT OF


                     BRANDYWINE INDUSTRIAL PARTNERSHIP, L.P.



         THIS LIMITED PARTNERSHIP AGREEMENT OF BRANDYWINE INDUSTRIAL PARTNERSHIP, L.P., (the "Agreement") is made as of the 17th day of June, 1999, by and among BB&K GP Business Trust, a Pennsylvania business trust as the general partner (the "General Partner"), BB&K LP Business Trust, a Pennsylvania business trust as the Class A Limited Partner (the "Class A Limited Partner") and Brandywine Operating Partnership, L.P., a Delaware limited partnership and Nichols Lansdale Limited Partnership, III, a Pennsylvania limited partnership, as the Class B limited partners (collectively, the "Class B Limited Partner") .

                                 R E C I T A L S

         WHEREAS, the parties desire to form a limited partnership with the General Partner as the general partner and the Class A Limited Partner and the Class B Limited Partner as limited partners (collectively, the "Limited Partners") under the provisions of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (the "Act");

         WHEREAS, the parties hereto desire to set forth herein their respective rights, duties and responsibilities with respect to such limited partnership;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual agreements set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                   ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Certain Defined Terms. The following terms wherever used in this Agreement shall have the following meanings:

         1.1.1 "Act" shall have the meaning set forth in the Recitals of this Agreement.

         1.1.2 "Additional Capital Contribution" means any contribution to the capital of the Partnership made by the Class A Limited Partner pursuant to
Section 5.1.4.

         1.1.3 "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of such date, after giving effect to the following adjustments:

         1.1.3.1 Such Capital Account shall be increased to reflect any amounts, if any, which such Partner is obligated to restore to the Partnership or is deemed to be obligated to restore pursuant to Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and
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         1.1.3.2 Such Capital Account shall be reduced to reflect any items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

         1.1.3.3 Such Capital Account shall be increased by such Partner's allocable share (as determined under Section 752 of the Code) of any recourse indebtedness of the Partnership to the extent that such indebtedness could not be repaid out of the Partnership's assets if all of the Partnership's assets were sold at their respective Book Values as of the end of the Fiscal Year or Adjustment Period and the proceeds from the sales were used to pay the Partnership's liabilities.

         1.1.4 "Adjustment Period" shall mean a period of time as determined in this Section 1.1.4. The first Adjustment Period shall commence on the Closing Date. Each succeeding Adjustment Period shall commence on the day immediately following the last day of the immediately preceding Adjustment Period. Each Adjustment Period shall end on the earliest to occur after the commencement of such Adjustment Period of (i) the last day of each Fiscal Year, (ii) a Capital Date, (iii) the day immediately preceding the date of the "liquidation" of a Partner's interest in the Partnership (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations), or (iv) the date on which the Partnership is terminated under Article 9 hereof.

         1.1.5 "Affiliate" shall mean (i) any Person more than ten percent (10%) of the issued and outstanding stock of which, or more than a ten percent (10%) interest in which, is owned, directly or indirectly, by any Partner, or (ii) any Person which owns, directly or indirectly, more than ten percent (10%) of the issued and outstanding stock of, or more than a ten percent (10%) interest, in any Partner, or (iii) any Person who is an agent, officer, director, employee, partner or shareholder (or any member of the family of any agent, officer, director, employee, partner or shareholder) of any Partner, but only for so long as such Person serves in such capacity, or (iv) any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any Partner. As used in this paragraph only, the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used in this paragraph only, the term "family" means the spouses, children, parents, brothers and sisters, and the spouse, children, parents, brothers and sisters of such spouses, children, parents, brothers and sisters.

         1.1.6 "Agreement" shall have the meaning set forth in the first sentence herein.

         1.1.7 "Approve" and "Approval" when referring to a Partner shall mean approval in writing by such Partner within the applicable time period specified herein, and if any Partner is requested to approve any item or matter pursuant to this Agreement and such Partner fails to approve such item in writing, such failure shall constitute and be deemed a rejection of the applicable request.

         1.1.8 "Auditor" shall mean the firm of independent certified public accountants which shall be selected by the General Partner as provided in
Section 4.7 and engaged annually to audit the books and records of the Partnership and prepare the tax returns of the Partnership.

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         1.1.9 "Book Depreciation" for each Adjustment Period shall mean an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to a Partnership asset for such Adjustment Period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Adjustment Period, Book Depreciation with respect to that asset shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to that asset for such Adjustment Period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction with respect to that asset for such Adjustment Period is zero, Book Depreciation shall be determined with reference to such beginning Book Value using the traditional method as set forth in Regulation Section 1.704-3.

         1.1.10 "Book Gain" and "Book Loss" shall mean the gain or loss recognized by the Partnership for book purposes in any Adjustment Period by reason of a sale or other disposition of any Partnership asset. Such Book Gain and Book Loss shall be computed by reference to the Book Value of such asset as of the date of such sale or other disposition, rather than by reference to the tax basis of the asset as of such date. If a Partnership asset is distributed to a Partner, the difference between the fair market value of such asset and its Book Value shall be considered a Book Gain or a Book Loss.

         1.1.11 "Book Value" of a Partnership asset shall mean, as of any particular date, the value at which the asset is properly reflected on the books of the Partnership, as of such date in accordance with the provisions of Section 1.704-1(b) of the Regulations. The initial Book Values of the assets shall be the gross fair market value of such assets (without reduction for indebtedness to which such assets may be subject) as determined by the General Partner, provided that the initial Book Value of assets contributed by a Partner to the Partnership shall be the fair market value as set forth in the Contribution Agreement. Such Book Value shall be adjusted for Book Depreciation with respect to such assets, rather than for the cost recovery deductions to which the Partnership is entitled for income tax purposes with respect to such assets.

         1.1.12 "BRSCO" means Brandywine Realty Services Corporation, a Pennsylvania corporation.

         1.1.13 "Capital Account" shall mean the Capital Account maintained by the Partnership for each Partner. The balance of each Partner's Capital Account, as of any particular date, shall be an amount equal to the sum of the following:

         1.1.13.1 The cumulative amount of cash that has been contributed to the capital of the Partnership by such Partner as of such date; plus

         1.1.13.2 The agreed upon net fair market value (net of any indebtedness encumbering any property) as of the date of contribution of any property as set forth in the Contribution Agreement, other than cash, that has been contributed to the capital of the Partnership by such Partner as of such date; plus

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         1.1.13.3 The cumulative amount of Gross Income, Net Profit and other items of income and gain for all Adjustment Periods ending prior to such date that have been, or are required to be, allocated to such Partner under Article 7 hereof; minus

         1.1.13.4 The cumulative amount of Net Loss and other items of loss and deduction for all Adjustment Periods ending prior to such date that have been, or are required to be, allocated to such Partner under Article 7 hereof; and minus

         1.1.13.5 The cumulative amount of cash and the agreed upon net fair market value (as of the date of distribution) of all other property that has been distributed to such Partner by the Partnership as of such date under Sections 7.2, 7.3, 7.4 and 7.5 hereof.

A Partner's Capital Account shall also be increased or decreased as of such date to reflect any items described in Section 1.704-1(b)(2)(iv) of the Regulations that are required to be reflected in such Partner's Capital Account under such Regulation and which are not otherwise taken into account in computing such Capital Account under this Section 1.1.12.

         1.1.14 "Capital Date", when used with respect to any Book Gain or Book Loss recognized by the Partnership during any Adjustment Period, shall mean the date on which such Book Gain or Book Loss is recognized by the Partnership.

         1.1.15 "Capital Transaction" shall mean the sale, exchange, condemnation (or similar eminent domain taking or disposition in lieu thereof), destruction by casualty, refinancing or disposition of the Project or any portion thereof.

         1.1.16 "Class A Limited Partner Additional Contribution Account" shall mean an account to be maintained by the Partnership for the Class A Limited Partner and to which will be credited the amount of all Additional Capital Contributions made by the Class A Limited Partner pursuant to Section 5.1.4 hereof and from which will be debited the amount of any distributions to the Class A Limited Partner pursuant to Sections and 7.3.3 and 7.4.3 (to the extent attributable to Section 7.3.3).

         1.1.17 "Class A Limited Partner Equity Contribution" shall mean that portion of the Contribution Amount allocated to the Class A Limited Partner under the Contribution Agreement

         1.1.18 "Class A Limited Partner Equity Contribution Account" shall mean an account to be maintained by the Partnership for the Class A Limited Partner and to which will be credited the amount of the Class A Limited Partner Equity Contribution and from which will be debited the amount of any distributions to the Class A Limited Partner pursuant to Sections 7.3.2 and 7.4.3 (to the extent attributable to Section 7.3.2).

         1.1.19 "Class A Limited Partner Preferred Return Account" shall mean an account to be maintained by the Partnership for the Class A Limited Partner and to which will be credited an amount calculated like interest at a per annum rate equal to the Preferred Return Rate on the average daily balance of the Class A Limited Partner Equity Contribution Account and the Class A Limited Partner Additional Contribution Account commencing with the Closing Date and from which will be debited the amount of any distributions to the Class A Limited Partner

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pursuant to Sections 7.2.1, 7.3.1 and 7.4.3 (to the extent attributable to
Section 7.3.1). The amount to be credited to the Class A Limited Partner Preferred Return Account for any period shall be cumulative, but shall not be compounded.

         1.1.20 "Class B Limited Partner Equity Contribution" shall have the meaning set forth in the Contribution Agreement.

         1.1.21 "Class B Limited Partner Equity Contribution Account" shall mean an account to be maintained by the Partnership for the Class B Limited Partner and to which will be credited the amount of the Class B Limited Partner Equity Contribution and from which will be debited the amount of any distributions to the Class B Limited Partner pursuant to Sections 5.1.2.3, 7.3.4 (but only to the extent of the credit balance in such Account), 7.3.5 and 7.4.3 (to the extent attributable to Sections 7.3.4 and 7.3.5).

         1.1.22 "Closing Date" shall mean the date on which the Partnership acquires the Projects pursuant to the Contribution Agreement.

         1.1.23 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.1.24 "Competitor" means a real estate operating company whose primary business is the ownership and management of office or industrial buildings and thirty-five percent (35%) or more of the assets of which, in the aggregate, are located in metropolitan areas where Brandywine Realty Trust, directly or through subsidiaries, also own real estate assets, but shall not include any pension fund advisor or other entity that manages real estate for plans that meet the requirements of Section 401(a) of the Code, governmental plans (within the meaning of Section 414(d) of the Code) or life insurance companies (as defined in Section 816(a) of the Code).

         1.1.25 "Contribution Agreement" shall mean the Contribution Agreement dated as of June 8, 1999 by and among the General Partner, the Class A Limited Partner, Brandywine Operating Partnership, L.P., a Delaware limited partnership, and Nichols Lansdale Limited Partnership, III, a Pennsylvania limited partnership, which provides, among other things, for the conveyance of the Projects to the Partnership.

         1.1.26 Intentionally omitted.

         1.1.27 "Execution Date" shall mean the date this Agreement is executed by all of the parties hereto.

         1.1.28 "Extraordinary Cash Flow" shall have the meaning assigned to it in Section 7.1.2 below.

         1.1.29 "Fiscal Year" shall mean the fiscal year of the Partnership, as set forth in Section 4.6.

         1.1.30 "General Partner" shall have the meaning set forth in the first paragraph of this Agreement.

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         1.1.31 "General Partner Equity Contribution" shall mean that portion of the Contribution Amount that is allocated to the General Partner under the Contribution Agreement.

         1.1.32 "General Partner Equity Contribution Account" shall mean an account to be maintained by the Partnership for the General Partner and to which will be credited the amount of the General Partner Equity Contribution and from which will be debited the amount of any distributions to the General Partner pursuant to Sections 7.3.2 and 7.4.3 (to the extent attributable to Section 7.3.2).

         1.1.33 "General Partner Preferred Return Account" shall mean an account to be maintained by the Partnership for the General Partner and to which will be credited an amount calculated like interest at a per annum rate equal to the Preferred Return Rate on the average daily balance of the General Partner Equity Contribution Account commencing with the Closing Date and from which will be debited the amount of any distributions to the General Partner pursuant to Sections 7.2.1, 7.3.1 and 7.4.3 (to the extent attributable to Section 7.3.1). The amount to be credited to the General Partner Preferred Return Account for any period shall be cumulative, but shall not be compounded

         1.1.34 "Gross Income" shall mean, for each Adjustment Period, an amount equal to the Partnership's gross income as determined for federal income tax purposes for such Adjustment Period but computed with the adjustments specified in Section 1.1.41.1 and 1.1.41.4.

         1.1.35 "IRR" means the annual discount rate that results in a difference of zero (0), when subtracting the sum of the present values of all amounts contributed to the Partnership by the General Partner and the Class A Limited Partner pursuant to Sections 5.1.2.1, 5.1.2.2, and 5.1.4 using such rate from the sum of the present values of all amounts distributed to such Partner pursuant to Sections 7.2., 7.3.1, 7.3.2, 7.3.3, 7.3.4, 7.3.6 and 7.4.3 and 7.4.4
(but, as to Sections 7.4.3 and 7.4.4, only to the extent attributable to Sections 7.3.1, 7.3.2, 7.3.3, 7.3.4 and 7.3.6) using such rate.

         1.1.36 "Initial Capital Contributions" means the capital contributions made by the Partners to the Partnership pursuant to Section 5.1.1 hereof.

         1.1.37 "Limited Partners" shall have the meaning set forth in the Recitals provision of this Agreement.

         1.1.38 "Loan" means (i) the loan to be obtained by the Partnership in the principal amount of not less than fifty-five percent (55%) of the Title Policy Amount or more than seventy percent (70%) of the Title Policy Amount, with interest at a rate of not more than seven and forty five one hundredths percent (7.45%) per annum, and (ii) until such loan is obtained, the Bridge Loan (as defined in the Contribution Agreement).

         1.1.39 "Management Agreement" means the Management and Leasing Agreement between the Partnership and BRSCO.

         1.1.40 "Manager" means BRSCO or any successor thereto under the Management Agreement.

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         1.1.41 "Net Profit" or "Net Loss" shall mean, for each Adjustment
Period, the Partnership's taxable income or taxable loss for such Adjustment Period, as determined under Section 703(a) of the Code, and Section 1.703-1 of the Regulations (and for this purpose all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or taxable loss), but with the following adjustments:

         1.1.41.1 Any tax-exempt income, as described in Section 705(a)(l)(B) of the Code, realized by the Partnership during such Adjustment Period shall be taken into account in computing such taxable income or taxable loss as if it were taxable income.

         1.1.41.2 Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code for such Adjustment Period, including any items treated under Section 1.704-1(b)(2)(iv)(i) of the Regulations as items described in
Section 705(a)(2)(B) of the Code, shall be taken into account in computing such taxable income or taxable loss as if they were deductible items.

         1.1.41.3 Book Depreciation for such Adjustment Period shall be taken into account in computing such taxable income or taxable loss in lieu of any amortization, depreciation or cost recovery deduction to which the Partnership is entitled for such Adjustment Period with respect to Partnership assets.

         1.1.41.4 Any Book Loss or Book Gain recognized by the Partnership during such Adjustment Period by reason of a sale or other disposition of all or part of the Property shall be taken into account in computing such taxable income or taxable loss in lieu of any tax gain or tax loss recognized by the Partnership during any Adjustment Period by reason of such sale or other disposition.

         1.1.41.5 Any Gross Income and item of income, gain, loss or deduction required to be allocated to the Partners under Sections 6.4 and 6.5 shall not be taken into account in computing such taxable income or taxable loss.

If the Partnership's taxable income or taxable loss for such Adjustment Period, as adjusted in the manner provided in Sections 1.1.41.1 through 1.1.41.4 above, is a positive amount, such amount shall be the Partnership's Net Profit for such Adjustment Period; and if negative, such amount shall be the Partnership's Net Loss for such Adjustment Period.

         1.1.42 "Net Profit from Capital Transactions" or "Net Loss from Capital Transactions" means for each Adjustment Period, the Net Profit or Net Loss for such Adjustment Period calculated solely by reference to gains and losses from Capital Transactions.

         1.1.43 "Net Profit from Operations" or "Net Loss from Operations" means for each Adjustment Period, the Net Profit or Net Loss for such Adjustment Period calculated without regard to Net Profit from Capital Transactions and Net Loss from Capital Transactions.

         1.1.44 "Operating Cash Flow" has the meaning assigned to it in Section
7.1.1 below.

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         1.1.45 "Partner" or "Partners"" means the General Partner, the Class A
Limited Partner, the Class B Limited Partner, and such successors, assigns or additional partners as may be admitted to the Partnership pursuant to the terms of this Agreement.

         1.1.46 "Partner Nonrecourse Debt" means any nonrecourse debt of the Partnership for which any Partner bears the economic risk of loss as determined pursuant to Regulations Sections 1.704-2(b)(4) and 1.752-2.

         1.1.47 "Partner Nonrecourse Debt Minimum Gain" means the minimum gain attributable to Partner Nonrecourse Debt as determined under Regulations Section 1.704-2(i)(3).

         1.1.48 "Partner Nonrecourse Deductions" means any loss, deduction, or Code Section 705(a)(2)(B) expenditure, or item thereof, that is attributable to a Partner Nonrecourse Debt as determined under Regulations Section 1.704-2(i)(2).

         1.1.49 "Partnership" means Brandywine Industrial Partnership, L.P., the Delaware limited partnership created pursuant to this Agreement.

         1.1.50 "Partnership Interest" means a Partner's interest in the Partnership that entitles the Partner to allocations of Net Profit, Net Loss, and distributions from the Partnership, together with the rights and obligations of a Partner under the Act and this Agreement.

         1.1.51 "Partnership Minimum Gain" means the amount computed under Regulations Section 1.704-2(d).

         1.1.52 "Partnership Nonrecourse Deductions" means any loss, deduction, or Code Section 705(a)(2)(B) expenditure, or item thereof, that is attributable to nonrecourse liabilities of the Partnership as defined in Regulations Section 1.752-1(a)(2).

         1.1.53 "Partnership Obligations" shall mean any and all obligations, expenses and losses incurred by the Partnership which are obligations of the Partnership and any and all obligations, expenses and losses assumed by the Partnership.

         1.1.54 "Person" shall mean any corporation, partnership, limited liability company, joint venture, individual, trust, real estate investment trust, banking association, federal or state savings and loan institution and any other legal entity, whether or not a party hereto.

         1.1.55 "Preferred Return" shall mean an amount calculated like interest at a per annum rate equal to the Preferred Return Rate on the average daily balance of the General Partner Equity Contribution Account, the Class A Limited Partner Equity Contribution Account, and the Class A Limited Partner Additional Contribution Account.

         1.1.56 "Preferred Return Rate" means an annual rate of eleven and one-half percent (11.50%).

         1.1.57 "Primary Sharing Ratios" means one percent (1%) in the case of the General Partner, sixty-four percent (64%) in the case of the Class A Limited Partner and thirty-five percent (35%) in the case of the Class B Limited Partner.

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         1.1.58 "Projects" means the properties described in Exhibits A and B to the Contribution Agreement, and "Project" means any of the Projects.

         1.1.59 "Qualified Organizations" shall mean an entity described in
Section 514(c)(9)(C) of the Code.

         1.1.60 "Residual Sharing Ratios" means one percent (1%) in the case of the General Partner, fifty-nine percent (59%) in the case of the Class A Limited Partner and forty percent (40%) in the case of the Class B Limited Partner.

         1.1.61 "Secondary Sharing Ratios" means one percent (1%) in the case of the General Partner, thirty-nine percent (39%) in the case of the Class A Limited Partner and sixty percent (60%) in the case of the Class B Limited Partner.

         1.1.62 "Title Policy Amount" shall have the meaning set forth in the Contribution Agreement.

         Section 1.2 Other Terms. All terms used in this Agreement which are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement or as defined in the Contribution Agreement. To the extent there is a conflict between the definition of terms defined in this Agreement and those defined in the Contribution Agreement, the definitions contained herein shall control.

                                   ARTICLE 2
                              FORMATION AND PURPOSE

         Section 2.1 Formation. The parties hereto hereby form the Partnership as a limited partnership pursuant to the Act. The General Partner shall file or cause to be filed the Certificate of Limited Partnership (the "Certificate of Limited Partnership") with the Delaware Secretary of State and shall execute such other documents and perform such other acts as shall constitute compliance with all requirements for the operation of the Partnership pursuant to the Act and otherwise under the laws of the State of Delaware and any other jurisdiction in which the Partnership conducts business.

         Section 2.2 Name. The name of the Partnership shall be Brandywine Industrial Partnership, L.P. and all business of the Partnership shall be conducted in such name.

         Section 2.3 Place of Business, Registered Agent and Registered Office. The business office of the Partnership shall be located at Invesco Realty Advisors, One Lincoln Centre, Suite 700, 5400 LBJ Freeway, LB-2, Dallas, Texas 75240 Attention: Ron Ragsdale or at such other place as may be designated from time to time by the General Partner. The name of the registered agent of the Partnership and the address of the registered office of the Partnership shall be as set forth in the Certificate of Limited Partnership.

         Section 2.4 Purpose.

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         2.4.1 The sole purpose of the Partnership shall be to acquire, own and hold for production of income, improve, operate, lease and manage the Projects and to sell and otherwise deal in and with each and all of the Projects and to undertake any and all actions necessary or incidental to any of the foregoing activities, and to take or cause to be taken all actions and to perform or cause to be performed all functions necessary or appropriate to promote the business of the Partnership and to realize and carry out its purposes.

         2.4.2 The Partnership shall be a partnership only for the purposes specified hereinabove and this Agreement shall not be deemed to create a partnership or other business arrangement between the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified above.

         2.4.3 No Partner shall have the power to bind, to act for or to assume any obligation or responsibility on behalf of the other Partners or the Partnership, except as specifically authorized by this Agreement.

         2.4.4 The credit and assets of the Partnership shall be used solely for the benefit of the Partnership and shall not be used to further the personal gain of any Partner unless specifically provided for under the terms of this Agreement. No asset of the Partnership shall be transferred or encumbered for or in payment of any individual obligation of a Partner unless specifically provided for under the terms of this Agreement.

         Section 2.5 General Partner. The General Partner shall be the sole general partner of the Partnership. No other Person may become a general partner of the Partnership except by way of a transfer, removal or resignation permitted under and effected in compliance with this Agreement. Subject to the provisions of this Agreement and the Act, the General Partner shall have the sole and exclusive right to manage, supervise, operate and control the Partnership's properties and business.

         Section 2.6 Limited Partner. The Class A Limited Partner and the Class B Limited Partner shall be the only limited partners of the Partnership. No other Person may become a limited partner of the Partnership except by way of a transfer permitted under and effected in compliance with this Agreement.

         Section 2.7 Duration. The term of the Partnership shall commence upon the filing for record of a Certificate of Limited Partnership for and on behalf of the Partnership in the office of the Secretary of State of Delaware and continue until the first to occur of the following events:

         2.7.1 December 31, 2049.

         2.7.2 At such time as there is only one Partner.

         2.7.3 The termination of this Partnership in accordance with the terms hereof or by the agreement of the General Partner and the Limited Partners.

         2.7.4 The sale, exchange or other disposition of all or substantially all of the Project, unless such sale or other disposition involves the acquisition of any additional property or any deferred payment of the consideration for such sale or disposition, in which latter event this

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Agreement shall terminate on the last day of the month during which the balance of such deferred payment is received by the Partnership.

         2.7.5 Entry of a final and nonappealable decree of judicial dissolution under the Act.

         Section 2.8 Disclosure; Conflicts Waiver.

         2.8.1 Except as otherwise expressly provided elsewhere in this Agreement, nothing in this Agreement shall be deemed to restrict in any way the rights of any Partner, or of any Affiliate of any Partner, to conduct any business or activity whatsoever (including the acquisition, development, sale, and operation of real property, whether for operation as an office building development or other purposes) without any accountability to the Partnership or to any Partner even if such business or activity competes with the business of the Partnership, it being understood by each Partner that the other Partners and their Affiliates may be interested, directly or indirectly, in various other businesses and undertakings not included in the Partnership.

         2.8.2 Each Partner understands and acknowledges that the conduct of the business of the Partnership may involve business dealings with other businesses or undertakings of a Partner or its Affiliates, including the entering into of contracts or other agreements with such businesses or undertakings. The creation of the Partnership and the assumption by each of the Partners of its duties hereunder shall be without prejudice to their respective rights (or the rights of their respective Affiliates) to maintain such other interests and activities and to receive and enjoy profits or compensation therefrom, and of the Partnership to enter into contracts or agreements with such businesses or undertakings, and each Partner waives any rights it might otherwise have to share or participate in such other interests or activities of any other Partner or its Affiliates.

         Section 2.9 Statutory Compliance. The Partnership shall exist under and be governed by and this Agreement shall be construed in accordance with the applicable laws of the State of Delaware. The Partnership shall make all filings and disclosures required by, and shall otherwise comply with, all such laws. All real or personal property owned by the Partnership shall be deemed owned by the Partnership as an entity, in its name, and no Partner shall have any ownership interest in such property in its individual name or right.

         Section 2.10 General Representations and Warranties of the General Partner. As an inducement to the Limited Partners to enter into this Agreement, the General Partner represents and warrants that as of the date hereof, it is a duly organized and legally existing limited liability company under the laws of the State of Delaware, qualified to do business in the States of Maryland, New Jersey and Pennsylvania and has the requisite power and authority to enter into and carry out the terms of this Agreement.

         Section 2.11 Type of Income. The General Partner hereby acknowledges that (i) Brandywine Realty Trust, the general partner of one of the limited partnerships that comprises the Class B Limited Partner, is a real estate investment trust as defined in Section 856 of the Code, and (ii) as long as the Class B Limited Partner is a partner of the Partnership, the Partnership shall manage its affairs in a manner such that the Partnership does not intentionally earn any income for tax purposes or acquire any assets which would cause, or could reasonably be expected to cause, Brandywine Realty Trust to violate any of the provisions of Section 856 of the Code or cease to remain qualified as a real estate investment trust.



                                   ARTICLE 3
                             CONTROL AND MANAGEMENT

         Section 3.1 General Partner.

         3.1.1 Subject to the terms of this Agreement, the General Partner shall have full and exclusive discretionary right, power and authority in the management and control of the affairs of the Partnership and shall make all decisions affecting the Partnership. The General Partner shall have all of the rights, powers and authorization of a general partner as provided in the Act and, in addition, shall have the right, power and authority to do, on behalf of the Partnership, all things which, in its reasonable judgment, are necessary or desirable to carry out its duties and responsibilities, including, but not limited to, the following:

         (1) Arrange for the Loan and all other loans (including refinancing) as it deems necessary or desirable for the Partnership, upon such terms and conditions as it determines are appropriate, provided that such terms shall be in accordance with the limitations set forth in Section 1.1.38 hereof, and, in connection therewith, to mortgage or pledge any or all of the assets of the Partnership as security for the Partnership's indebtedness;

         (2) Negotiate leases of portions of the Partnership property upon such terms and conditions as it may, in the exercise of reasonable business judgment, determine to be appropriate from time to time;

         (3) Coordinate all management and operational functions relating to the Partnership property;

         (4) Execute any documents, agreements or other instruments in any way related to the Partnership's business; and

         (5) Except as provided in Section 8.5, sell, exchange or otherwise dispose of all or any part of the assets of the Partnership, at such price, and upon such terms and conditions, as the General Partner, in its sole discretion, determines.

In furtherance thereof, the Partnership shall enter into the Management Agreement with the Manager substantially in the form of Exhibit A attached hereto (the "Management Agreement").

         3.1.2 The Limited Partners are investors only and shall have no right, power or authority over the control or management of the Partnership's affairs.

         Section 3.2 Tax Matters Partner. The General Partner is hereby designated as the Tax Matters Partner, within the meaning of Section 6231(a)(7) of the Code. The Tax Matters Partner shall generally serve as the liaison between the Partnership and the Internal Revenue Service in the event of an audit of the Partnership, and as the primary coordinator of Partnership actions in connection with such audit. The Tax Matters Partner has full authority to bind the Limited Partners to a settlement of the tax audit, provided that any adjustment is allocated among the Partners in proportion to their Primary, Residuary or Secondary Sharing Ratios, as may be appropriate. The Tax Matters Partner shall provide to the Limited Partners copies of all notices sent to the Partnership by the Internal Revenue Service and shall keep the Limited Partners informed of the progress of any tax audit provided that it shall have full authority to settle or compromise any audit without the Approval of the Limited Partners.

         Section 3.3 Authority of Partner.

         3.3.1 No Partner shall, without the approval of the other Partners, take any action on behalf of or in the name of the Partnership, or enter into any contract, lease, commitment or other obligation binding upon the Partnership, except for (i) actions expressly provided for in this Agreement, and (ii) actions by the General Partner within the scope of its authority granted hereunder.

         3.3.2 No Partner shall have the power to bind, to act for or to assume any obligation or responsibility on behalf of the other Partners or the Partnership, except as specifically provided in this Agreement.

         3.3.3 The General Partner shall not contract with or employ on behalf of the Partnership any Affiliate of the General Partner or the Class A Limited Partner except arms-length, reasonably competitive terms and on the basis of actual need and demonstrated ability to perform.

         Section 3.4 Indemnification of the General Partner. The Partnership shall indemnify, hold harmless and pay all judgments and claims against the General Partner arising from any actions or decisions performed or made by it in connection with the business of the Partnership; provided, however, such actions or decisions were taken or made with a good faith belief that they were within the scope of the purposes of the Partnership and the authority granted to the General Partner, and such actions or decisions do not constitute gross negligence or willful misconduct in connection with the business and affairs of the Partnership, fraud or a breach of the representations and warranties set forth in Article 2. This indemnification shall include, without limitation, payment of reasonable attorneys' fees and other expenses incurred in connection with the defense of any claim or proceeding based on any such action or decision, which attorneys' fees and expenses shall be paid as incurred.

                                   ARTICLE 4
                                   ACCOUNTING

         Section 4.1 Partnership Books. Proper books of account shall be kept for the Partnership on an accrual basis for federal income tax purposes and financial accounting purposes. Entries shall be made therein of all monies expended and received by the Partnership as well as all other matters relating to the Partnership usually or properly entered in books of account. Such books and all papers, correspondence and other instruments relating or belonging to the Partnership, shall be kept at the business office of the Partnership, and each Partner shall have the full right and power to examine and inspect the books, records, accounts and other papers of the Partnership at all times during normal business hours.

         Section 4.2 Audit. A general accounting and audit shall be taken by the Auditor for each Fiscal Year, at the expense of the Partnership. The audit shall be conducted in accordance with generally accepted auditing standards, and shall cover all of the assets, properties, liabilities and net worth of the Partnership as well as its dealings, transactions and operations during such Fiscal Year, together with all other matters customarily included in such accountings and audits.

         Section 4.3 Financial Statements. The General Partner shall cause the Partnership to deliver the following to the Limited Partners:

         4.3.1 On an annual basis within forty-five (45) days after the close of each Fiscal Year:

         4.3.1.1 Annual audited statements of the operation of the Partnership including the following:

         4.3.1.2 Statement of Assets, Liabilities and Partners' Equity (Balance Sheet);

         4.3.1.3 Statement of Revenues and Expenses;

         4.3.1.4 Statement of Cash Flows;

         4.3.1.5 Statement of Changes in Partners' Equity; and

         4.3.1.6 Computation of the Preferred Return for the General and Class A Limited Partners;

with the opinion of the Auditor that (A) such annual statements fairly represent the financial condition of the Partnership, (B) such statements have been prepared in accordance with generally accepted accounting principles consistently applied and (C) an examination has been made by such accounting firm in accordance with generally accepted auditing standards and includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, with a detailed explanation of any qualifications contained in such opinion, and

         4.3.1.7 Such additional financial statements, reports and other information as the Class B Limited Partner may reasonably request.

         4.3.2 On a monthly basis, by the twenty-fifth (25th) day of each calendar month, for the prior monthly period beginning on the first day of the preceding calendar month and ending on the last day of such calendar month, the following, unaudited but all in reasonable detail:

         4.3.2.1 A current rent roll in form reasonably satisfactory to the Class B Limited Partner;

         4.3.2.2 Statement of Assets, Liabilities and Partners' Equity (Balance Sheet);

         4.3.2.3 Statement of Revenues and Expenses;

         4.3.2.4 Computation of the Preferred Return for the General and Class A Limited Partners;

all certified to be correct by the Manager; and

         4.3.2.5 Such additional financial statements, reports and other information as the Class B Limited Partner may reasonably request.

         Section 4.4 Tax Elections. Except as otherwise provided in this Agreement, all elections required or permitted to be made by the Partnership under the Code, including the election of methods of depreciation, shall be timely determined by the General Partner, and shall be made by the Partnership in accordance with said timely determination. The Partnership shall make an election pursuant to Section 709 of the Code for the amortization of its organizational expenses. The General Partner may, in its sole discretion, cause the Partnership to make an election under Section 754 of the Code.

         Section 4.5 Tax Returns. Each return and other statement to be filed by the Partnership with the Internal Revenue Service or any other taxing authority shall be prepared by or at the direction of the General Partner. If applicable, each of the Partners shall, in its respective income tax return and other statements filed with the Internal Revenue Service, report taxable income or loss in accordance with the Partnership returns and statements.

         Section 4.6 Fiscal Year. The Fiscal Year of the Partnership shall be the year ending December 31 or such other taxable year as shall be required under Section 706 of the Code as may be determined by the Auditor.

         Section 4.7 Accountants. The initial Auditor shall be Pricewaterhouse Coopers LLP. The General Partner shall have the right to change the Auditor to any other so-called "Big Six Accounting Firm" or, with the Approval of the Class B Limited Partner, to any other firm of independent certified public accountants.

         Section 4.8 Partnership Funds. The funds of the Partnership will be kept in such banking and other accounts as Approved by the Limited Partner and withdrawals shall be made only in the regular course of Partnership business and as otherwise authorized in this Agreement. Withdrawals from any account will be made on the manual or facsimile signature of one or more individuals designated by the General Partner. There shall be no commingling of the assets of the Partnership with the assets of any other person or entity, and the General Partner shall not employ, or permit any other person to employ, such funds in any manner except for the benefit of the Partnership.

                                   ARTICLE 5
                                     CAPITAL

         Section 5.1 Capital Contributions.

         5.1.1 Initial Capital Contributions. On the Execution Date the General Partner shall make a contribution in the amount of Ten Dollars ($10) to the Partnership, the Class A Limited Partner shall make a contribution in the amount of Five Hundred and Ninety Dollars ($590) to the Partnership and the Class B Limited Partner shall make a contribution in the amount of Four Hundred Dollars ($400) to the Partnership. The Capital Accounts of the General Partner and the Limited Partner shall be credited with the amount of such contributions. The Initial Capital Contributions shall be returned to the Partners when each Partner has made its Equity Contribution pursuant to Section 5.1.2, and their Capital Accounts shall be debited with the amount so returned.

         5.1.2 General Partner Equity Contribution and Limited Partners Equity Contributions.

         5.1.2.1 General Partner Contribution. On the Closing Date, the General Partner shall make the General Partner Equity Contribution to the Partnership and the General Partner's Equity Contribution Account shall be credited with the amount of such Contribution.

         5.1.2.2 Class A Limited Partner Equity Contribution. On the Closing Date, the Class A Limited Partner shall make the Class A Partner Equity Contribution to the Partnership and the Class A Limited Partner Equity Contribution Account shall be credited with the amount of such Contribution.

         5.1.2.3 Class B Limited Partner Equity Contribution. On the Closing Date, the Class B Limited Partner shall cause the conveyance of the Projects to the Partnership pursuant to the Contribution Agreement and the Partnership shall distribute to the Class B Limited Partner the amount due it pursuant to Section 2.1(d) of the Contribution Agreement. The General Partner and the Class B Limited Partner acknowledge that the net fair market value of the Projects is equal to the amount to be distributed to the Class B Limited Partner by the Partnership and, accordingly, that after giving effect to the conveyance of the Projects to the Partnership by the Class B Limited Partner and the distribution to the Class B Limited Partner by the Partnership, the balance in the Class B Limited Partner Equity Contribution Account and in the Class B Limited Partner's Capital Account will be zero (0).

         5.1.3 Loan. The Class B Limited Partner acknowledges that as an accommodation to the General Partner and the Class A Limited Partner, a portion of the funds necessary to pay the Class B Limited Partner as provided in Section
5.1.2.3 will be the net proceeds of the Loan, and that the mortgage securing repayment of the Loan will encumber the entire interest of the Partnership in the Projects. Notwithstanding any provision in this Agreement to the contrary, no modification shall be made in the terms of the Loan or any replacement or refinancing thereof without the Approval of the Class B Limited Partner, and any payment made by the Partnership with respect to the Loan, other than a repayment of principal or a payment of interest at a rate not in excess of the maximum rate permissible for the Loan, shall be treated as a distribution to the General Partner and the Class A Limited Partner pursuant to Section 7.3.2.

         5.1.4 Additional Capital Contributions. The Class A Limited Partner shall make Additional Capital Contributions to the Partnership from time to time as may be required to meet the demands of the business of the Partnership and to operate and maintain the Projects in a commercially reasonable manner consistent with industry standards for tenant improvements, leasing commissions, working capital needs, pro-forma short-falls and budgeted capital improvements, after giving due consideration to the cash reserves of the Partnership and the cash expected to be available from operations. The Class A Limited Partner shall contribute in cash such Additional Capital Contribution to the Partnership within thirty (30) days after the General Partner's call therefor.

         5.1.5 Benefit of Obligations. Any obligation of the Partners to make capital contributions hereunder shall not inure to the benefit of, or be enforceable by, any Person other than the Partnership and the Partners.

         5.1.6 Partnership Borrowings. If the Partnership incurs any costs, expenses or charges which it does not have sufficient funds to satisfy, the General Partner may seek to borrow the amount necessary to pay the same on acceptable terms; provided, however, that the Partnership may not borrow any funds if such borrowing would cause any income allocated to the Class A Limited Partner hereunder to be considered unrelated business taxable income within the meaning of Sections 512 through 514 of the Code.

         5.1.7 Interest on Capital Contributions. No interest shall be paid on any capital contribution to the Partnership by any Partner; provided, however, that this provision shall not prevent the payment of the Preferred Return.

         Section 5.2 No Further Capital Contributions. The Partners shall not be required to contribute additional capital to the Partnership, except as expressly provided herein, and no individual shall have any personal liability for any failure by a Partner to make a requested capital contribution.

         Section 5.3 Deficit Capital Accounts. If, upon distribution of liquidation proceeds, any Partner has a deficit in its Capital Account, such Partner shall not be required to restore such deficit amount to the Partnership, and no Partner shall have any liability to make any contribution to any Partner or the Partnership for any deficit balance which may exist in such Partner's Capital Account at any time.

                                   ARTICLE 6
                                   ALLOCATIONS

         Section 6.1 Allocation of Net Profit and Net Loss.

         6.1.1 Intentionally omitted.

         6.1.2 Allocation of Net Profit From Operations. Net Profit From Operations for any Adjustment Period shall be allocated in the following order and priority:

         6.1.2.1 first, if any Net Loss from Operations previously has been allocated to any Partner, then to such Partner, or among such Partners, so as to reverse the effect of the prior allocation of Net Loss from Operations in the following order of priority:

         6.1.2.1.1 first, to the extent the General Partner was allocated Net Loss from Operations pursuant to Section 6.1.3.5 for any prior Adjustment Period, Net Profit from Operations shall be allocated to the General Partner to offset such previously allocated Net Loss from Operations;

         6.1.2.1.2 second, to the extent the Partners were allocated Net Loss from Operations pursuant to Section 6.1.3.4 for any prior Adjustment Period, Net Profit from Operations shall be allocated to them to offset such previously allocated Net Loss from Operations (in proportion to their respective shares of the Net Loss from Operations being offset);

         6.1.2.1.3 third, to the extent the Class A Limited Partner was allocated Net Loss from Operations pursuant to Section 6.1.3.3 for any prior Adjustment Period, Net Profit from Operations shall be allocated to the Class A Limited Partner to offset such previously allocated Net Loss from Operations;

         6.1.2.1.4 fourth, to the extent the General Partner and the Class A Limited Partner were allocated Net Loss from Operations pursuant to Section
6.1.3.2 for any prior Adjustment Period, Net Profit from Operations shall be allocated to them to offset such previously allocated Net Loss from Operations (in proportion to their respective shares of Net Loss from Operations being offset); and

         6.1.2.1.5 fifth, to the extent that the Partners were allocated Net Loss from Operations pursuant to Section 6.1.3.1 for any prior Adjustment Period, Net Profit from Operations shall be allocated to them to offset such previously allocated Net Loss from Operations in proportion to their respective shares of the Net Loss from Operations being offset;

         6.1.2.2 second, to the General Partner and the Class A Limited Partner in proportion to their Preferred Returns for such Adjustment Period and all previous Adjustment Periods until the aggregate amount allocated to each such Partner pursuant to this Section 6.1.2.2 and Sections 6.1.2.1.4, 6.1.4.1 (but only to the extent attributable to Section 6.1.3.2) 6.1.4.3 and 6.1.4.4, net of any Net Loss from Operations and any Net Loss from Capital Transactions previously allocated to such Partner pursuant to Sections 6.1.3 and 6.1.5 and not offset by previous allocations of Net Profit from Operations and Net Profit from Capital Transactions pursuant to Sections 6.1.2 and 6.1.4, is equal to such Partner's cumulative Preferred Return since the inception of the Partnership; and then

         6.1.2.3 third, the balance, if any, to the Partners in accordance with their Primary Sharing Ratios.

         6.1.3 Allocation of Net Loss from Operations. Net Loss from Operations for any Adjustment Period shall be allocated in the following order and priority:

         6.1.3.1 first, to the extent Net Profit from Operations has been allocated pursuant to Section 6.1.2.3 for prior Adjustment Periods, Net Loss from Operations shall be allocated among the Partners to offset such previously allocated Net Profit from Operations in proportion to their respective shares of Net Profit from Operations being offset;

         6.1.3.2 second, to the General Partner and the Class A Limited Partner in proportion to and to the extent of their respective Preferred Return Accounts;

         6.1.3.3 third, to the Class A Limited Partner to the extent of the Class A Limited Partner Additional Contribution Account;

         6.1.3.4 fourth, to the Partners in proportion to and to the extent of their respective Equity Contribution Accounts; and then

         6.1.3.5 fifth, the balance, if any, to the General Partner.

         6.1.4 Allocation of Net Profit from Capital Transactions. Net Profit From Capital Transactions for any Adjustment Period shall be allocated in the following order and priority:

         6.1.4.1 first, to the extent that (i) the amount of Net Loss from Operations previously allocated to any Partner pursuant to Section 6.1.3 and
(ii) the aggregate amount distributed, in the case of the General Partner and the Class A Limited Partner, to such Partner pursuant to Sections 7.3.2, 7.3.3 and, in the case of the Class B Limited Partner, to such Partner pursuant to Sections 7.3.4 (but only to the extent that the amount so distributed does not exceed the Class B Limited Partner Equity Contribution) and 7.3.5, exceeds the amount of Net Profit from Operations previously allocated to such Partner (for the current and all previous Adjustment Periods) pursuant to Section 6.1.2, Net Profit from Capital Transactions shall be allocated to such Partner (pro rata in proportion to and to the extent of such excess if such allocations were made to more than one Partner);.

         6.1.4.2 second, to the extent that any Net Loss from Capital Transactions has been allocated to the Partners pursuant to Sections 6.1.5.5,
6.1.5.6 and 6.1.5.7, for prior Adjustment Periods, Net Profit from Capital Transactions shall be allocated to them to offset such previously allocated Net Loss from Capital Transactions in the inverse order in which such Net Loss was so allocated;

         6.1.4.3 third, to the extent that any Net Loss from Capital Transactions has been allocated to the General Partner and the Class A Limited Partner pursuant to Section 6.1.5.4 for prior Adjustment Periods, Net Profit from Capital Transactions shall be allocated to them to offset such previously allocated Net Loss from Capital Transactions (in proportion to their respective shares of Net Loss from Capital Transactions being offset);

         6.1.4.4 fourth, to the General Partner and the Class A Limited Partner in proportion to their Preferred Returns for such Adjustment Period and all previous Adjustment Periods until the aggregate amount allocated to each such Partner pursuant to this Section 6.1.4.4 and Sections 6.1.2.1.4, 6.1.2.2,
6.1.4.1 (but only to the extent attributable to Section 6.1.3.2) and 6.1.4.3, net of any Net Loss from Operations and any Net Loss from Capital Transactions previously allocated to such Partner pursuant to Sections 6.1.3 and 6.1.5 and not offset by previous allocations of Net Profit from Operations and Net Profit from Capital Transactions pursuant to Sections 6.1.2 and 6.1.4, is equal to such Partner's cumulative Preferred Return since the inception of the Partnership;

         6.1.4.5 fifth, to the Partners in accordance with their Residual Sharing Ratios until the Partners have been allocated Net Profit from Capital Transactions pursuant to this Section 6.1.4.5 equal to the amount distributed (or that would be distributed, if cash equal to the amount to be allocated pursuant to this Section 6.1.4.5 were available for distribution) in accordance with their Residual Sharing Ratios pursuant to Section 7.3.4 (but, in the case of the Class B Limited Partner, only to the extent that such distributions exceed the Class B Limited Partner Equity Contribution); and then

         6.1.4.6 sixth, to the Partners in accordance with their Secondary Sharing Ratios.

         6.1.5 Allocation of Net Loss from Capital Transactions. Net Loss from Capital Transactions for any Adjustment Period shall be allocated in the following order and priority:

         6.1.5.1 first, to the extent that the amount of Net Profit from Operations previously allocated to any Partner pursuant to Section 6.1.2 exceeds
(i) the amount of Net Loss from Operations previously allocated to such Partner pursuant to Section 6.1.3 and (ii) the aggregate amount distributed, in the case of the General Partner and the Class A Limited Partner, to such Partner pursuant to Sections 7.3.2 and 7.3.3 and, in the case of the Class B Limited Partner, to such Partner pursuant to Sections 7.3.4 (but only to the extent that the amount so distributed does not exceed the Class B Limited Partner Equity Contribution) and 7.3.5, Net Loss from Capital Transactions shall be allocated to such Partner (pro rata in proportion to and to the extent of such excess if such allocations were made to more than one Partner);

         6.1.5.2 second, to the extent Net Profit from Capital Transactions has been allocated to the Partners pursuant to Section 6.1.4.6 for prior Adjustment Periods, Net Loss from Capital Transactions shall be allocated to them to offset such previously allocated Net Profit from Capital Transactions in proportion to their respective shares of Net Profit from Capital Transactions being offset;

         6.1.5.3 third, to the extent Net Profits from Capital Transactions has been allocated to the Partners pursuant to Section 6.1.4.5 for prior Adjustment Periods, Net Loss from Capital Transactions shall be allocated to them to offset such previously allocated Net Profit from Capital Transactions in proportion to their respective shares of Net Profit from Capital Transactions being offset;

         6.1.5.4 fourth, to the General Partner and the Class A Limited Partner in proportion to and to the extent of their respective Preferred Return Accounts;

         6.1.5.5 fifth, to the Class A Limited Partner to the extent of the Class A Limited Partner Additional Contribution Account;

         6.1.5.6 sixth, to the Partners in proportion to and to the extent of their respective Equity Contribution Accounts; and then

         6.1.5.7 seventh, the balance, if any, to the General Partner.

         Section 6.2 Allocations of Profits or Losses for the Taxable Year of Liquidation of the Partnership. Notwithstanding the other provisions of this
Article 6 (other than Section 6.7), the Net Profits or Net Losses of the Partnership for the taxable year of liquidation of the Partnership shall be allocated (and such allocations shall be taken into account in determining the final liquidating distributions of the Partnership), to the extent possible, in a manner such that the Capital Account of each Partner immediately prior to the final liquidating distribution is equal to the amount which would have been distributable to such Partner under Article 7 hereof (if Article 7 applied to such final liquidating distribution without regard to Section 7.4), so that the distribution of positive Capital Account balances pursuant to Section 7.4 will, to the maximum extent possible, be in the same amounts if the distribution had been made under Article 8 without regard to Section 7.4; provided, however, that the allocation of any Net Losses to the Class B Limited Partner hereunder shall be made only to the extent permitted by the requirements of Section 514(c)(9)(E) of the Code.

         Section 6.3 Limitation on Allocation of Net Losses. Notwithstanding the provisions of Sections 6.1.3 or 6.1.5 hereof, (A) if the amount of Net Loss for any Adjustment Period that would otherwise be allocated to the Limited Partner under Section 6.1.3 or 6.1.5 hereof would cause or increase an Adjusted Capital Account Deficit of the Limited Partner as of the last day of such Adjustment Period, then an amount of such Net Loss equal to the amount which would cause or increase such Adjusted Capital Account Deficit shall be allocated to the General Partner, and the remainder of such Net Loss, if any, shall be allocated to the Limited Partners; provided that whenever a Qualified Organization is a Limited Partner this limitation on the Net Losses which may be allocated to the Limited Partners is intended to comply with Section 1.514(c)-2(h) of the Regulations (regarding provisions preventing deficit capital account balances), or any similar successor provision, and shall be applied consistently therewith and in accordance with Section 6.8 hereof; and (B) pursuant to Section 6.8, Net Loss shall be allocated to the General Partner only to the extent permitted by Sections 1.514(c)-2(e), (f) and (g) of the Regulations.

         Section 6.4 Special Allocations. The following special allocations shall be made in the following order before allocations of Net Profit or Net Loss are made:

         6.4.1 Minimum Gain Chargeback. Notwithstanding any other provision of this Agreement to the contrary, if in any Adjustment Period there is a net decrease in Partnership Minimum Gain, then each Partner shall first be allocated items of Gross Income for such Adjustment Period (and, if necessary, subsequent Adjustment Periods) in an amount equal to the portion of such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g), that is attributable to the disposition of Partnership property subject to one or more nonrecourse liabilities of the

Partnership that are not Partner Nonrecourse Debts; provided, however, if there is insufficient Gross Income in an Adjustment Period to make the above allocation for all Partners for such Adjustment Period, the Gross Income shall be allocated among the Partners in proportion to the respective amounts they would have been allocated had there been an unlimited amount of Gross Income for such Adjustment Period.

         6.4.2 Minimum Gain Chargeback for Partner Nonrecourse Debt. Notwithstanding any other provision of this Agreement to the contrary other than
Section 6.4.1, if in any Adjustment Period there is a net decrease in Partner Nonrecourse Debt Minimum Gain, then each Partner shall first be allocated items of Gross Income for such Adjustment Period (and, if necessary, subsequent Adjustment Periods) in an amount equal to the portion of such Partner's share of the net decrease in such Minimum Gain during such Adjustment Period (as determined in accordance with Regulations Section 1.704-2(i)) attributable to the disposition of Partnership property subject to one or more Partner Nonrecourse Debts; provided, however, if there is insufficient Gross Income in an Adjustment Period to make the above allocation for all Partners for such year, the Gross Income shall be allocated among the Partners in proportion to the respective amounts they would have been allocated had there been an unlimited amount of Gross Income for such Adjustment Period.

         6.4.3 Qualified Income Offset. After application of Sections 6.4.1 and 6.4.2, if in any taxable year the Limited Partner unexpectedly receives any adjustment, allocation or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and if the Limited Partner has an Adjusted Capital Account Deficit, items of Gross Income shall be allocated to the Limited Partner in the amount and in the manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 6.4.3 shall be made only if and to the extent that the Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.4.3 were not in this Agreement.

         6.4.4 Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any Adjustment Period shall be allocated among the Partners in proportion to their respective Primary Sharing Ratios.

         6.4.5 Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Adjustment Period or other period shall be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable.

         Section 6.5 Curative Allocations. In the event that any Gross Income, Net Profit (or items thereof), Net Loss (or items thereof) are allocated pursuant to Sections 6.3 or 6.4 subsequent Gross Income, Net Profit (or items thereof), or Net Loss (or items thereof) will first be allocated (subject to Sections 6.3 and 6.4) to the Partners in a manner that will result in each Partner having a Capital Account balance equal to that which would have resulted if the original allocation of Gross Income, Net Profit (or items thereof), Net Loss (or items thereof) or deductions pursuant to Sections 6.3 or 6.4 had not occurred; provided, however, no allocations pursuant to this Section 6.5 that are intended to offset allocations pursuant to Sections 6.4.1 or 6.4.2 shall be made prior to the taxable year during which there is a net decrease in Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, and no such allocation pursuant to this Section 6.5 shall be made to the extent that the General Partner reasonably determines that it is likely to duplicate a subsequent mandatory allocation pursuant to Section 6.4.1 or 6.4.2.

         Section 6.6 Tax Allocations - Code Section 704(c). In accordance with Code Section 704(c) and the related Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership will be allocated, solely for tax purposes, among the Partners so as to take account of any variation between the adjusted basis to the Partnership of the property for federal income tax purposes and the Book Value of the property. Any elections or other decisions relating to allocations under this
Section 6.6 will be made in any manner that the General Partner with the Approval of the Limited Partner determines reasonably reflects the purpose and intention of this Agreement. Allocations under this Section 6.6 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profit, Net Loss or other items or distributions under any provision of this Agreement.

         Section 6.7 Other Allocation Rules. For purposes of determining the Net Profit, Net Loss, or any other item allocable to any period, Net Profit, Net Loss, and any such other item shall be determined on a daily, monthly, or other basis, as determined by the General Partner with the Approval of the Limited Partner using any permissible method under Section 706 of the Code and the Regulations thereunder.

         Section 6.8 Compliance with Section 514 of the Code. It is the intent of the Partners that the tax allocations of the Partnership will meet the requirements for "substantial economic effect" of Section 704 of the Code and the Treasury Regulations or similar authority promulgated thereunder, and further that whenever a Qualified Organization is a Partner the allocations will satisfy the provisions of Section 514(c)(9)(E) of the Code, or any similar successor provision. The allocations set forth herein shall be interpreted consistently with the foregoing intent, and shall be amended, if necessary, in order to accomplish this purpose; provided, however, that if the Partnership does not have a Qualified Organization as a Partner or does not incur "acquisition indebtedness" within the meaning of Section 514(c) of the Code, then the allocations of Profits and Losses shall not be affected by any provision in this Article 6 which, if applicable, would alter the otherwise applicable allocation of Profits and Losses to comply with Section 514(c)(9)(E) of the Code.

                                   ARTICLE 7
                                  DISTRIBUTIONS

         Section 7.1 Definitions.

         7.1.1 Operating Cash Flow Defined. For the purposes of this Article 7, the cash flow available for distribution by the Partnership with respect to operations ("Operating Cash Flow") for any Fiscal Year shall be deemed to mean the amount by which gross cash receipts from operations (excluding cash proceeds from Capital Transactions and any security or lease deposits until forfeited or otherwise applied to rent due under the Leases, but including excess reserves, if any, carried over from the prior Fiscal Year to the extent hereinafter provided) of the Partnership during such Fiscal Year exceed the aggregate of (i) all operating costs and expenses (not including interest on borrowed money) of the Partnership paid in cash during such Fiscal Year (without deduction for any charge for cost recovery, depreciation or other expenses not paid in cash), (ii) the cost of debt service, including both principal and interest and any applicable fees and penalties under any indebtedness permitted herein, paid during such Fiscal Year, (iii) any reasonable amounts that are customary in the location in which the Project are located and which the Partnership requires for working capital, and (iv) the amount of any reserves that are customary in the locations in which the Project is located as determined by the General Partner based upon the reasonably foreseeable cash needs of the Partnership. Any amounts previously set aside as reserves shall be additions to Operating Cash Flow when such reserves are no longer necessary to the proper conduct of the affairs of the Partnership.

         7.1.2 Extraordinary Cash Flow Defined. The cash proceeds (including any applicable condemnation, insurance and refinancing proceeds) realized by the Partnership as a result of a Capital Transaction, increased by the cash interest payments received on such proceeds, decreased by the sum of the following: (i) the amount of such proceeds used, set aside or committed by the Partnership for immediate restoration and repair of any of the Projects; (ii) any additions to the reserve for taxes and insurance premiums that are customary in the location in which the Project is located; and (iii) any expenses, costs or liabilities incurred by the Partnership in effecting or obtaining any such Capital Transaction or the proceeds thereof (including, without limitation, reasonable attorneys' and accountants' fees, court costs, brokerage fees, commissions, recording fees, and transfer taxes), all of which expenses, costs and liabilities shall be paid from the gross amount of such cash proceeds to the extent thereof.

         Section 7.2 Distribution of Operating Cash Flow. Except as provided in
Section 7.4, Operating Cash Flow shall be distributed by the Partnership in the following order of priority:

         7.2.1 To the General Partner and the Class A Limited Partner pro rata to the extent of the outstanding balance in the General Partner Preferred Return Account and the Class A Limited Partner Preferred Return Account, respectively; and then

         7.2.2 To the Partners pro rata in accordance with their Primary Sharing Ratios.

Not later than sixty (60) days following the end of each Fiscal Year, the General Partner shall prepare an accounting of the respective amounts distributed and distributable to the Partners for such Fiscal Year pursuant to this Section 7.2. Any Partner who has received, in respect of such Fiscal Year, an aggregate amount pursuant to this Section 7.2 in excess of the amount to which it is entitled under such accounting shall forthwith return such excess to the Partnership. If the Partnership has, in respect of such Fiscal Year, distributed to any Partner pursuant to this Section 7.2 an aggregate amount which is less than the amount distributable to such Partner pursuant to such accounting, the Partnership shall forthwith distribute the amount of such shortfall to such Partner.

         Section 7.3 Distributions of Extraordinary Cash Flow. Except as provided in Section 7.4, Extraordinary Cash Flow shall be distributed by the Partnership in the following order of priority:

         7.3.1 To the General Partner and the Class A Limited Partner pro rata to the extent of the outstanding balance in the General Partner Preferred Return Account and the Class A Limited Partner Preferred Return Account, respectively;

         7.3.2 To the General Partner and the Class A Limited Partner pro rata to the extent of the outstanding balance in the General Partner Equity Contribution Account and the Class A Limited Partner Equity Contribution Account, respectively;

         7.3.3 To the Class A Limited Partner to the extent of the balance in the Class A Limited Partner Additional Contribution Account;

         7.3.4 To the Partners pro rata in accordance with their Residual Sharing Ratios until the General Partner and the Class A Limited Partner have each received an eighteen percent (18%) IRR;

         7.3.5 To the Class B Limited Partner to the extent of the outstanding balance in the Class B Limited Partner Equity Contribution Account; and then

         7.3.6 To the Partners pro rata in accordance with their Secondary Sharing Ratios.

Distributions pursuant to this Section 7.3 shall be paid by the Partnership to the Partners within thirty (30) days following the event giving rise to Extraordinary Cash Flow.

         Section 7.4 Distributions in Liquidation. Distributions in connection with the liquidation and winding up of the Partnership shall be made in the following order or priority:

         7.4.1 To the reasonable expenses incurred in dissolution and termination;

         7.4.2 To the payment of creditors of the Partnership (excluding the lender under the Loan and Partners) but excluding secured creditors whose obligations will be assumed or otherwise transferred on a liquidation of the Partnership property or assets;

         7.4.3 In accordance with the provisions of Sections 7.3.1 through 7.3.6 (provided that the amounts to be distributed pursuant to this Section 7.4.3 to a Partner shall not exceed the positive Capital Account balance of such Partner as determined for the purposes of Section 7.4.4); and

         7.4.4 To the Partners in proportion to the positive balances of their Capital Accounts after Capital Accounts have been adjusted for the allocation of Gross Income, Net Profit and Net Loss (and items thereof), and for the amount of any prior distributions, for the Fiscal Year during which such liquidation occurs.

         Section 7.5 In-Kind Distribution. Except as otherwise provided herein, assets of the Partnership (other than cash) shall not be distributed in kind to the Partners unless Approved by all Partners. If any assets of the Partnership are distributed to the Partners in kind, such assets shall be valued on the basis of the fair market value thereof on the date of distribution, and any Partner entitled to any interest in such assets shall receive such interest as a tenant-in-common with the other Partner. The fair market value of such assets shall be determined by an independent appraiser Approved by all Partners.

                                   ARTICLE 8
                   TRANSFER OF PARTNERSHIP INTERESTS; SALE OF
                           PROJECTS WITHIN FOUR YEARS

         Section 8.1 Restrictions on Transfer of Partnership Interests.

         8.1.1 Consent Required. Except as provided in this Article 8, no Partner may, without the consent of the other Partners (which consent may be withheld in the sole discretion of any of the other Partners), sell, convey, transfer, assign, mortgage, pledge, hypothecate or otherwise encumber in any way (hereinafter referred to as a "Transfer") all or any portion of its Partnership Interest or any interest it may have in any property of the Partnership or withdraw or retire from the Partnership. Any such attempted transfer, withdrawal or retirement not permitted hereunder shall be null and void.

         8.1.2 No Defaults. Notwithstanding anything to the contrary in this Agreement, at law or in equity, no Partner shall transfer or otherwise deal with any Partnership Interest in a way that would cause a default under any agreement to which the Partnership is a party or by which it is bound, provided that such Partner consented to such agreement prior to its execution.

         8.1.3 Permitted Transfers by the Limited Partner. Without the consent of the General Partner, any Limited Partner may transfer all or any portion of its Partnership Interest to any Affiliate of such Limited Partner; provided, however, that any such transfer shall be reported to the General Partner at least ten (10) days prior to the transfer.

         Section 8.2 Right of First Refusal. For purposes of this Section 8.2, except as provided in Sections 8.2.5 and 8.2.6 the General Partner and the Class A Limited Partner shall be treated as one Partner.

         8.2.1 Offering Notice. If any Partner desires to transfer all (but not less than all) of its Partnership Interest, then except as provided in Section 8.2.7, such Partner (the "Selling Partner") shall notify ("Offering Notice") the other Partner ("Non-selling Partner") of its intention to do so. The Offering Notice shall specify the nature of the transfer, the consideration to be received therefor, the identity of the proposed purchaser (or lender, as the case may be), the terms upon which it intends to undertake such transfer, and shall include a photocopy of the agreement or commitment letter, if any, relating to such transfer.

         8.2.2 Non-selling Partner's Response. The Non-selling Partner shall have the right to elect to purchase from the Selling Partner all (but not less than all) of the Partnership Interest referred to in the Offering Notice at the same price on the same terms as specified in the Offering Notice for a period of thirty (30) days after the giving of the Offering Notice (or make the loan, if the same involves an encumbrance, hypothecation or mortgage, upon the same terms on which said loan was to be made therefor) by delivering in writing to the Selling Partner an offer to purchase (or loan) that portion of the Partnership Interest of the Selling Partner covered by the Offering Notice. To the extent that the consideration to be received by the Selling Partner consists of anything other than cash, the Auditor shall determine the fair market value thereof and the price payable by the Non-selling Partner shall include cash equal to such fair market value rather than the non-cash consideration.

         8.2.3 Non-selling Partner's Failure to Respond; Rejection. If within such thirty (30) day period, the Non-selling Partner does not make such election, then the Selling Partner, within sixty (60) days after the expiration of said thirty (30) day period, may undertake and complete the transfer to any Person the identity of which was disclosed in the Offering Notice but only on the terms disclosed in the Offering Notice. If the Selling Partner does not then consummate the original proposed transfer within ninety (90) days after the date of the Offering Notice, or within the time scheduled for closing by the purchasing Person, whichever is earlier, then all restrictions of this Section
8.2 shall apply as though no Offering Notice had been given.

         8.2.4 Non-selling Partner's Acceptance. If the Non-selling Partner elects within such thirty (30) day period to purchase the interest of the Selling Partner on the terms outlined in the Offering Notice, the parties shall consummate the purchase by the Non-selling Partner of said Partnership Interest, on the terms and conditions set forth in the Offering Notice of the Selling Partner (or if the same involves a mortgage, encumbrance or other hypothecation, the loan shall be consummated upon the terms and conditions of the loan set forth in the Offering Notice) within forty-five (45) days after such election.

         8.2.5 Effect of Transfer of the Partnership Interest of General Partner. The transferee of the Partnership Interest of the General Partner shall be admitted as the general partner under this Agreement, and thereafter all references under this Agreement to the General Partner shall refer to such transferee.

         8.2.6 Restriction on Transfer of Partnership Interest of a Limited Partner Notwithstanding any provision of Section 8.2 or 8.3 to the contrary, no transferee of all or any portion of the Partnership Interest of a Limited Partner shall be admitted as a substituted limited partner under this Agreement without the consent of the General Partner which consent may not be unreasonably withheld. Any transferee which is not admitted as a substituted limited partner shall have no voting rights or other approval rights hereunder and shall be treated as an assignee under the Act but shall have the right to such distributions and allocations to which the holder of the transferred interest is entitled. If at the time of the transfer the General Partner has the right to call for Additional Capital Contributions for which such Limited Partner may be liable hereunder, such Limited Partner shall remain liable for such Contribution unless the transferee posts sufficient security to cover such calls or the General Partner and the Class B Limited Partner waive security based on the financial condition of the transferee, such waiver not to be unreasonably withheld.

         8.2.7 Offer From a Competitor. If at any time the General Partner and the Class A Limited Partner desire to sell all (and they shall not have the right to sell less than all without the consent of the Class B Limited Partner, which consent may be withheld in the sole discretion of the Class B Limited Partner) of their Partnership Interests to a Competitor, they shall cause such Competitor to specify the amount that it would be willing to pay for the Partnership Interests of all of the Partners, including the Class B Limited Partner (the "Aggregate Purchase Price"). Thereupon, the General Partner shall determine the amount that each Partner would receive if the Partnership were to liquidate and sell all of its assets, pay all of its liabilities, and distribute the Aggregate Purchase Price to the Partners pursuant to Sections 7.4.3 and 7.4.4, and any offer from such Competitor to purchase the Partnership Interests of the General Partner and the Class A Limited Partner shall also include an offer to purchase the Partnership Interest of the Class B Limited Partner, in each case for a price equal to the amount such Partner would receive upon such liquidating distribution. The receipt of such offer by the Class B Limited Partner shall constitute the Offering Notice referred to in Section 8.2.1, and the Class B Limited Partner shall have the right to (i) elect to purchase the Partnership Interests of the General Partner and the Class A Limited Partner pursuant to Sections 8.2.2 and 8.2.4, (ii) accept the offer to sell its Partnership Interest to such Competitor in accordance with the terms of such offer, or (iii) continue as a Partner with the same Partnership Interest that it had before such offer.

         Section 8.3 General Transfer Provisions. All transfers shall be by instruments in form and substance satisfactory to counsel for the Partnership containing an obligation by the assignee to accept and assume all of the terms and provisions of this Agreement, as the same may have been amended, and shall provide for the payment by assignor of all reasonable expenses incurred by the Partnership in connection with such assignment, including but not limited to the necessary amendments to this Agreement to reflect such transfer. The transferor shall execute and acknowledge all such instruments, in form and substance reasonably satisfactory to the Partnership's counsel, as may be deemed necessary or desirable to effectuate such transfer. In no event shall the Partnership dissolve or terminate upon the admission of any Partner to the Partnership or upon any permitted assignment of a Partnership Interest by any Partner provided such assignment or transfer is made in accordance with the provisions of this Agreement. Each Partner hereby waives its right to dissolve, liquidate or terminate the Partnership in such event. In the event of any transfer pursuant to this Article 8, the Partnership Interest so transferred shall remain subject to all restrictions and rights contained in this Article 8.

         Section 8.4 Tax Allocations and Cash Distributions. If a Partnership Interest is transferred, the Gross Income, Net Profit or Net Loss (not arising as a result of a Capital Transaction) allocable to the holder of such Partnership Interest for the then Fiscal Year shall be allocated proportionately between the transferor and the transferee based upon the number of days during such Fiscal Year for which each party was the owner of the transferred Partnership Interest. However, if either the transferor or the transferee requests that such Gross Income, Net Profit or Net Loss be allocated based upon an interim closing of the Partnership's books and agrees to pay all expenses incurred by the Partnership in connection therewith and so notify the non-transferring Partner, then all such Gross Income, Net Profit or Net Loss (not arising as a result of a Capital Transaction) shall be allocated between the transferor and transferee based upon an interim closing of the Partnership's books and records. Gross Income, Net Profit or Net Loss arising as a result of a Capital Transaction shall be allocated between the transferor and transferee based upon an interim closing of the Partnership's books and records. The transferor shall be entitled to all cash distributed by the Partnership on or prior to the date of transfer, and the transferee shall be entitled to all cash distributed by the Partnership after the date of transfer.

         Section 8.5 Sale of Project.

         8.5.1 Offer to Sell. If at any time the General Partner desires that any one or more Projects (collectively, the "Offered Project") be sold, it shall so notify the Class B Limited Partner, setting forth the price, and the other terms and conditions, upon which it desires that the Offered Project be listed for sale (the "Listing Notice"). The Class B Limited Partner shall have the option, to be exercised by written notice to the General Partner within sixty
(60) days after receipt of the Listing Notice (the "Class B Limited Partner Option Period"), (i) to purchase (or cause one or more of its Affiliates to purchase or designate a title holder at closing), the Offered Project at the price, and upon the other terms and conditions, set forth in the Listing Notice, or (ii) to submit a written offer to purchase the Offered Project at such price, and upon such other terms and conditions, as it determines (the "Class B Limited Partner Offer"). The General Partner shall have thirty (30) days within which to accept the Class B Limited Partner Offer, if any.

         8.5.2 Listing of Offered Project. If the Class B Limited Partner (i) does not exercise its option to purchase (or cause one or more of its Affiliates to purchase) the Offered Project or submit the Class B Limited Partner Offer pursuant to Section 8.5.1 or (ii) if the General Partner does not accept the Class B Limited Partner Offer as provided in Section 8.5.1, then the General Partner shall list the Offered Project for sale, and shall use its best efforts to sell the Offered Project, at a price which is at least equal to, and upon other terms and conditions which are at least as favorable to the Partnership as, the price and other terms and conditions set forth in the Listing Notice. The Class B Limited Partner shall not disclose to any other Person the reason why it did not exercise its option to purchase the Offered Project or any of the terms of the Class B Limited Partner Offer if there was such an offer. If the General Partner fails to enter into a contract for the sale of the Offered Project within six (6) months after the expiration of the Class B Limited Partner Option Period, the General Partner shall reissue the Listing Notice to the Class B Limited Partner and the provisions of Section 8.5.1 shall apply thereto.

         8.5.3 Offer for Offered Project. If the Partnership receives an offer to purchase the Offered Project which is acceptable to the General Partner (the "Third Party Offer"), then the following shall apply:

         8.5.3.1 If either (i) the Class B Limited Partner has submitted the Class B Limited Partner Offer and the Third Party Offer is for a price which is greater than the price contained in the Class B Limited Partner Offer and the other terms and conditions of the Third Party Offer are not materially less favorable to the Partnership than those set forth in the Class B Limited Partner Offer, or (ii) the Class B Limited Partner has not submitted the Class B Limited Partner Offer and the Third Party Offer is at a price which is not less than ninety-five percent (95%) of the price set forth in the Listing Notice or upon other terms and conditions which are not materially less favorable to the Partnership than the terms and conditions set forth in the Listing Notice, then the Offered Project may be sold pursuant to the Third Party Offer;

         8.5.3.2 If either (i) the Class B Limited Partner has submitted the Class B Limited Partner Offer and the price contained in the Third Party Offer is not greater than, or the other terms and conditions of the Third Party Offer are materially less favorable to the Partnership than, the price or other terms and conditions set forth in the Class B Limited Partner Offer, or (ii) the Class B Limited Partner has not submitted the Class B Limited Partner Offer and the Third Party Offer is at a price which is less than ninety-five percent (95%) of the price set forth in the Listing Notice or upon other terms and conditions which are materially less favorable to the Partnership than the other terms and conditions set forth in the Listing Notice, then the General Partner shall be deemed to have submitted a new Listing Notice to the Class B Limited Partner at such price, and upon such other terms and conditions, and the provisions of
Section 8.5.1 shall apply thereto, except that the Class B Limited Partner Option Period shall be ten (10) days rather than sixty (60) days, and if the Class B Limited Partner does not exercise its option within such ten (10) day period, the Partnership may sell such Project pursuant to the Third Party Offer.

         8.5.3.3 If a contract for the sale of the Offered Project is entered into pursuant to a Third Party Offer and thereafter a reduction in price, or change in other terms and conditions, is agreed to in good faith by the General Partner (the "Revised Third Party Offer") and such reduction or change, if part of the Third Party Offer originally, would have triggered the application of
Section 8.5.3.2, then Section 8.5.3.2 shall apply to the Revised Third Party Offer except that (i) the Class B Limited Partner Option Period shall be five
(5) days rather than ten (10) days, (ii) any exercise by the Class B Limited Partner of its option to purchase the Offered Project shall be accompanied by an earnest money deposit equal to the earnest money deposit previously made pursuant to the Third Party Offer plus any additional amount required to be deposited pursuant thereto at the end of the due diligence period, and (iii) regardless of any provision in the Revised Third Party Offer that might permit the prospective purchaser to cancel the contract for the purchase of the Offered Project and receive a refund of all earnest money deposited, the exercise of such option shall constitute a binding obligation of the Class B Limited Partner cancelable only in the event of a default by the Partnership.

         8.5.4 Closing of Sale. If the Class B Limited Partner exercises its option to purchase the Offered Project, the purchase shall be consummated at the office of the Partnership in accordance with the terms and conditions set forth in the Listing Notice, the Third Party Offer or the Revised Third Party Offer, as the case may be, but in no event less than ninety (90) days after the date the option is exercised unless the parties agree to an earlier closing.

         8.5.5 Sale Without Approval. If the Class B Limited Partner exercises its option pursuant to Section 8.5.1, 8.5.3.2 or 8.5.3.3, but the sale of the Offered Project is not consummated as provided in Section 8.5.4 for any reason other than the Partnership's default, then the Offered Project may be sold to any third party, other than an Affiliate of the General Partner, at any price, and upon any other terms and conditions, that are acceptable to the General Partner without any need to comply with the provisions of Sections 8.5.1 through 8.5.4.

         8.5.6 Partial Sale. Anything herein to the contrary notwithstanding, if the Offered Project consists of more than one Project, then unless the General Partner agrees, the Class B Limited Partner shall exercise its option under 8.5.1, if at all, as to all (but not less than all) of such Projects.

                                    ARTICLE 9
                         TERMINATION OF THE PARTNERSHIP

         Section 9.1 Events of Dissolution. The Partnership shall dissolve upon the first to occur of the following events:

         9.1.1 The expiration of the term of the Partnership as provided in
Section 2.7; or

         9.1.2 Any other event of dissolution specified in the Act.

         Section 9.2 Effect of Dissolution. Upon dissolution of the Partnership pursuant to Section 9.1, the Partnership shall not terminate but shall continue solely for the purposes of liquidating all of the assets owned by the Partnership (until all such assets have been sold or liquidated) and collecting the proceeds from such sales and all receivables of the Partnership until the same have been collected or written off as uncollectible. Upon dissolution, the Partnership shall engage in no further business thereafter other than that necessary to cause the Project to be operated on an interim basis and for the Partnership to collect its receivables, liquidate its assets and pay or discharge its liabilities.

         Section 9.3 Sale of Assets by Liquidating Trustee. Upon dissolution of the Partnership, the General Partner shall, as "Liquidating Trustee", proceed diligently to wind up the affairs of the Partnership and distribute its assets in accordance with the Act and this Agreement

         Section 9.4 Compliance with Timing Requirements of Regulations. Notwithstanding anything in this Article 9 to the contrary, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions will be made to the Partners who have positive Capital Account balances pursuant to Section 7.4 in a manner that complies with Regulations Section 1.704-1(b)(2)(ii)(b)(2). However, a liquidation occurring as a result of a Partnership termination, as defined in
Section 708(b)(1)(B) of the Code, will not require an actual distribution of Partnership assets, but will instead be treated as a constructive liquidation and reformation in the manner described in Regulations Section 1.708-1(b)(1)(iv).

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.1 Notices. All notices required or permitted by this Agreement shall be in writing and may be delivered in person or by facsimile to any party or may be sent by registered or certified mail, with postage prepaid, return receipt requested, or may be sent by Federal Express or other commercial, overnight carrier, and addressed as follows:

If to the Partnership,                Invesco Realty Advisors
the General Partner or                One Lincoln Centre, Suite 700
the Class A Limited Partner:          5400 LBJ Freeway, LB-2
                                      Dallas, Texas  75240
                                      Attention:  Ron Ragsdale
                                      Fax:  972/715-5811

with copies to:                       D'Ancona & Pflaum LLC
                                      111 E. Wacker Drive, Suite 2800
                                      Chicago, Illinois  60601-4205
                                      Attention:  Joel D. Rubin
                                      Fax:  312/602-3080

If to the Class B Limited Partner:    Brandywine Operating Partnership, L.P.
                                      14 Campus Boulevard, Suite 100
                                      Newtown Square, Pennsylvania 19073
                                      Attention:  President and Chief Executive
                                      Officer and General Counsel
                                      Fax:  610-325-5622


or to such other address as shall, from time to time be supplied in writing by any party to the others. Notice sent by registered or certified mail, postage paid, with return receipt requested, addressed as above provided, shall be deemed given when received, or delivery has been attempted and refused by the addressee. If any notice is sent by Federal Express or other commercial, overnight carrier, the same shall be deemed given on the day following the day on which such notice is deposited with such carrier. Any notice or other document sent or delivered in any other manner shall be effective only if and when received.

         Section 10.2 Successors and Assigns. Subject to the restrictions on transfer set forth herein, this Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, permitted successors and assigns.

         Section 10.3 Waiver of Partition. Unless otherwise expressly authorized in this Agreement, neither Partner will, either directly or indirectly, take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property, and notwithstanding any provisions of applicable law to the contrary, each Partner (and its legal representative, successor or assign) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to his interest in, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

         Section 10.4 No Oral Modifications; Amendments. No oral amendment of this Agreement shall be binding on the Partners. Any modification or amendment of this Agreement must be in writing signed by all the Partners.

         Section 10.5 Captions. Any article, section, paragraph titles or captions contained in this Agreement and the table of contents are for convenience of reference only and shall not be deemed a part of this Agreement.

         Section 10.6 Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Internal Revenue Code or other statutes or laws shall include all amendments, modifications or replacements of the specific sections and provisions concerned. Unless otherwise specified, all references to "Section" or "Article" contained in this Agreement shall be deemed to refer to sections or articles of this Agreement.

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

         Section 10.7 Invalidity. If any provision of this Agreement shall be held invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

         Section 10.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the Partners, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         Section 10.9 Further Assurances. The parties hereto agree that they will cooperate with each other and will execute and deliver, or cause to be delivered, all such other instruments, and will take all such other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions and purposes hereof.

         Section 10.10 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware and the United States of America. This choice of governing law shall not be determinative of the site of venue for any litigation between the Partners arising out of or connected with this Agreement.

         Section 10.11 Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the Partners. It supersedes all prior written and oral statements and no representation, statement, condition or warranty not contained in this Agreement shall be binding on the Partners or have any force or effect whatsoever.

         Section 10.12 Attorneys' Fees. If any litigation is initiated by any Partner against another Partner relating to this Agreement or the subject matter hereof, the Partner prevailing in such litigation shall be entitled to recover, in addition to all damages allowed by law and other relief, all court costs, reasonable attorneys' fees and all litigation expenses incurred in connection therewith.

         Section 10.13 Creditors Not Benefited. Nothing in this Agreement is intended to benefit any creditor of the Partnership or a Partner. No creditor of the Partnership or a Partner will be entitled to require the General Partner to solicit or accept any loan or additional capital contribution for the Partnership or to enforce any right which the Partnership or any Partner may have against a Partner, whether arising under this Agreement or otherwise.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                    GENERAL PARTNER:

                       BB&K GP BUSINESS TRUST

                                 By: /s/  William C. Grubbs
                                    -----------------------------------------
                                 Name:    William C. Grubbs
                                       --------------------------------------
                                 Title:   President
                                       --------------------------------------

                    CLASS A LIMITED PARTNER:

                       BB&K LP BUSINESS TRUST

                                  By: /s/  William C. Grubbs
                                    -----------------------------------------
                                 Name:    William C. Grubbs
                                       --------------------------------------
                                 Title:   President
                                       --------------------------------------

                    CLASS B LIMITED PARTNER:

                       BRANDYWINE OPERATING PARTNERSHIP, L.P.

                           By:  Brandywine Realty Trust, its general partner

                                 By: /s/ Gerard H. Sweeney
                                    -----------------------------------------
                                 Name: Gerard H. Sweeney
                                      ---------------------------------------
                                 Title: President and Chief Executive Officer
                                        -------------------------------------



                    NICHOLS LANSDALE LIMITED PARTNERSHIP, III

                           By:  Witmer Operating Partnership I, L.P.,
                                   its general partner

                           By:  Brandywine Witmer, L.L.C., its general partner

                                 By: /s/ Gerard H. Sweeney
                                    -------------------------------------------
                                 Title:  President and Chief Executive Officer
                                       ----------------------------------------

                                       34